Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLD WIDE REPORTS THIRD QUARTER 2018 RESULTS AND RAISES FULL-YEAR EARNINGS OUTLOOK
Strong gross and operating margin expansion continues

Rockford, Michigan, November 7, 2018 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 29, 2018. The Company also updated its full-year 2018 outlook.

“We reported strong earnings during the third quarter driven by healthy gross and operating margin expansion,” said Blake Krueger, Wolverine Word Wide’s Chairman, Chief Executive Officer and President. “Our Way Forward transformation initiatives continue to gain traction and deliver tremendous benefits as evidenced by better than expected operating leverage in the quarter. Underlying revenue growth in the third quarter was positive, and we expect underlying revenue growth for the fourth quarter to improve meaningfully as our growth initiatives take hold especially for our two largest brands, Merrell and Sperry.”

THIRD-QUARTER 2018 REVIEW

•	Reported revenue of $558.6 million decreased 3.9% during the third quarter. Underlying revenue increased 0.5% and further adjusting for currency, increased 1.1%.

•	Reported gross margin was 41.6%, as compared to 39.7% in the prior year. On an adjusted basis, gross margin of 41.6% expanded 170 basis points compared to the prior year.

•	Reported operating margin was 12.2%, compared to 6.4% in the prior year. Adjusted operating margin was 12.6%, an increase of 80 basis points compared to the prior year.

•	Reported diluted earnings per share was $0.60, compared to $0.24 in the prior year. Adjusted diluted earnings per share were $0.62 compared to $0.43 in the prior year, an increase of 44%.

•	Inventories declined $14.4 million, or 4.3% compared to the prior year.

•	A discretionary pension contribution of $40.0 million was made during the third quarter to bring the Company’s pension plan to substantially fully-funded status.

•	The tax rate of 7.8% during the third quarter was favorably impacted by the pension contribution noted above, resulting in a $0.06 benefit to earnings per share.

•
The Company executed approximately $20 million in share repurchases in the quarter bringing the year-to-date total to $70 million at an average price of $31.65, and has over $130 million still available under its current share repurchase program.

“Operating margin in the third quarter benefited from broad-based expansion of gross margin across our brands, primarily due to favorable mix, lower product costs, lower markdowns and benefits from a cleaner inventory pipeline,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “On a year-to-date basis, adjusted operating margin has expanded at a strong 120 basis points compared to the prior year which includes our significant incremental growth investments in the current year.”

FOURTH QUARTER AND FULL-YEAR 2018 OUTLOOK
Fourth Quarter
“The Company remains on track to invest up to $45 million in incremental investments to drive future growth as part of our GLOBAL GROWTH AGENDA,” stated Mr. Krueger. “We remain committed to this enhanced investment strategy for 2018 and expect to implement a number of new initiatives to drive accelerated revenue growth over the long term. We expect the fourth quarter to benefit from these investments, resulting in underlying revenue growth of 3% to 5% compared to the prior year. We expect Merrell to deliver low-teens growth and Sperry to deliver high-single-digit growth in the quarter. Growth in our eCommerce business is also expected to remain very strong in the fourth quarter.”
2018 Outlook
The Company is updating its revenue and earnings projections for the full year. The full-year outlook is summarized below.

•
Revenue is now expected to be approximately $2.24 billion, representing 2.5% underlying growth for the full year. The updated guidance includes the fourth quarter impact from weakness in the Latin America region and the bankruptcy of a work boot customer.

•	Gross margin is now expected to expand approximately 150 basis points compared to the adjusted prior year.

•
Reported operating margin is now expected to be approximately 11.7%, and adjusted operating margin is now expected to be approximately 12.1%, inclusive of up to $45 million of expected incremental investments to support the Company’s GLOBAL GROWTH AGENDA.

•	The effective tax rate is now expected to be in the range of 15.0% to 16.0%, reflecting the discrete benefit from pension contributions.

•
Reported diluted earnings per share are now expected to be between $2.09 to $2.13 and adjusted diluted earnings per share are now expected to be between $2.12 to $2.16, an increase over our previous outlook.

NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. Measures referred to as "adjusted" financial results exclude environmental and other related costs, organizational transformation costs which include gains or losses from divestitures, restructuring and other related costs, a foreign currency remeasurement gain recorded in the second quarter that is not expected to reoccur and incremental store inventory mark-downs.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to invest in growth, successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic and global growth and operational efficiencies; and the Company’s fiscal 2018 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Quarter Ended		Year-To-Date Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue	$558.6	$581.3	$1,659.6	$1,771.4
Cost of goods sold	326.5	349.4	965.4	1,070.8
Restructuring costs	—	1.2	—	8.3
Gross profit	232.1	230.7	694.2	692.3
Gross margin	41.6%	39.7%	41.8%	39.1%

Selling, general and administrative expenses	161.6	170.5	488.6	523.8
Restructuring and other related costs	—	23.0	—	65.6
Environmental and other related costs	2.1	—	7.6	—
Operating expenses	163.7	193.5	496.2	589.4
Operating expenses as a % of revenue	29.3%	33.3%	29.9%	33.3%

Operating profit	68.4	37.2	198.0	102.9
Operating margin	12.2%	6.4%	11.9%	5.8%

Interest expense, net	5.8	8.6	18.7	23.4
Other expense (income), net	(1.3)	1.5	(7.2)	9.2
Total other expenses	4.5	10.1	11.5	32.6
Earnings before income taxes	63.9	27.1	186.5	70.3

Income tax expense	5.0	4.3	25.5	10.2
Effective tax rate	7.8%	15.9%	13.7%	14.6%

Net earnings	58.9	22.8	161.0	60.1

Less: net earnings (loss) attributable to noncontrolling interests	0.1	(0.4)	0.2	(0.5)
Net earnings attributable to Wolverine World Wide, Inc.	$58.8	$23.2	$160.8	$60.6
Diluted earnings per share	$0.60	$0.24	$1.65	$0.62

Supplemental information:
Net earnings used to calculate diluted earnings per share	$57.6	$22.7	$157.5	$59.3
Shares used to calculate diluted earnings per share	95.3	95.8	95.4	96.0
Weighted average shares outstanding	94.9	96.1	95.2	96.6

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 29, 2018	September 30, 2017
ASSETS
Cash and cash equivalents	$228.1	$342.7
Accounts receivables, net	364.0	294.5
Inventories, net	324.4	338.8
Other current assets	32.2	44.0
Total current assets	948.7	1,020.0
Property, plant and equipment, net	131.4	142.2
Goodwill and other indefinite-lived intangibles	1,032.0	1,103.0
Other non-current assets	157.0	153.5
Total assets	$2,269.1	$2,418.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$296.1	$278.0
Current maturities of long-term debt	60.0	48.8
Borrowings under revolving credit agreements and other short-term notes	1.5	3.7
Total current liabilities	357.6	330.5
Long-term debt	601.0	744.2
Other non-current liabilities	248.2	333.9
Stockholders' equity	1,062.3	1,010.1
Total liabilities and stockholders' equity	$2,269.1	$2,418.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	September 29, 2018	September 30, 2017
OPERATING ACTIVITIES:
Net earnings	$161.0	$60.1
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	22.6	28.0
Deferred income taxes	12.3	(13.2)
Stock-based compensation expense	21.2	19.1
Pension contribution	(60.7)	(11.1)
Pension and SERP expense	4.0	11.2
Restructuring and other related costs	—	73.9
Cash payments related to restructuring costs	(4.8)	(58.9)
Environmental and other related costs, net of cash payments	(6.3)	—
Other	6.8	(19.1)
Changes in operating assets and liabilities	(190.1)	(40.5)
Net cash provided by (used in) operating activities	(34.0)	49.5

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(15.3)	(28.7)
Proceeds from sale of a business and other assets	2.2	38.0
Other	(1.7)	(4.1)
Net cash provided by (used in) investing activities	(14.8)	5.2

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements and other short-term notes	1.0	0.3
Payments on long-term debt	(122.6)	(26.2)
Payments of debt issuance and debt extinguishment costs	—	(0.1)
Cash dividends paid	(21.0)	(17.4)
Purchase of common stock for treasury	(69.9)	(51.5)
Purchases of shares under employee stock plans	(8.1)	(5.2)
Proceeds from the exercise of stock options	23.2	11.9
Contributions from noncontrolling interests	—	0.8
Net cash used in financing activities	(197.4)	(87.4)

Effect of foreign exchange rate changes	(6.7)	5.6
Decrease in cash and cash equivalents	(252.9)	(27.1)

Cash and cash equivalents at beginning of the year	481.0	369.8
Cash and cash equivalents at end of the period	$228.1	$342.7

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2018 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Underlying Revenue	Foreign Exchange Impact	Constant Currency Revenue

Revenue - Fiscal 2018 Q3	$558.6		$558.6	$3.2	$561.8

Growth (decline)	(3.9)%		0.5%		1.1%

Revenue - Fiscal 2017 Q3	$581.3	$(25.4)	$555.9		$555.9
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Restructuring Costs	As Adjusted

Gross Profit - Fiscal 2018 Q3	$232.1	—	$232.1

Gross margin	41.6%		41.6%

Gross Profit - Fiscal 2017 Q3	$230.7	$1.2	$231.9

Gross margin	39.7%		39.9%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2018 Q3	$68.4	$2.1	$70.5

Operating margin	12.2%		12.6%

Operating Profit - Fiscal 2017 Q3	$37.2	$31.2	$68.4

Operating margin	6.4%		11.8%
(1)    Q3 2018 adjustments include $2.1 million of environmental and other related costs. Q3 2017 adjustments include $24.2 million of restructuring and other related costs and $7.0 million of organizational transformation costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2018 Q3	$0.60	$0.02	$0.62

Fiscal 2017 Q3	$0.24	$0.19	$0.43
(1)    Q3 2018 adjustments include the impact of environmental and other related costs. Q3 2017 adjustments include the impact of restructuring and other related costs and organizational transformation costs.

Q3 YTD 2018 RECONCILIATION TABLES

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2018 Q3 YTD	$198.0	$7.6	$205.6

Operating margin	11.9%		12.4%

Operating Profit - Fiscal 2017 Q3 YTD	$102.9	$96.4	$199.3

Operating margin	5.8%		11.2%
(1)    Q3 YTD 2018 adjustments include $7.6 million of environmental and other related costs. Q3 YTD 2017 adjustments include $73.9 million of restructuring and other related costs, $15.0 million of organizational transformation costs and $7.5 million of incremental inventory mark-downs.

2018 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED REVENUE GUIDANCE TO
ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Adjustments (1)	Underlying Full-Year Revenue	Foreign Exchange Impact	Constant Currency Revenue

Fiscal 2018 Revenue Guidance	$2,240.0		$2,240.0	$(4.0)	$2,236.0
Fiscal 2017 Revenue	$2,350.0	$(165.5)	$2,184.5		$2,184.5
Percentage growth (decline)	(4.7)%		2.5%		2.4%
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED GROSS PROFIT
GUIDANCE TO ADJUSTED GROSS PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Gross Profit	Adjustment (1)	As Adjusted Full-Year Gross Profit

Fiscal 2018 Gross Profit Guidance	$921.0		$921.0
Gross Margin Guidance	41.1%		41.1%
Fiscal 2017 Gross Profit	$914.4	$16.5	$930.9
Gross Margin	38.9%		39.6%
(1) 2017 Full-Year adjustment include restructuring costs and incremental inventory mark-downs.

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustment (1)	As Adjusted Full-Year Operating Profit

Fiscal 2018 Operating Profit Guidance	$261.0	$10.0	$271.0
Operating Margin Guidance	11.7%		12.1%
(1) Adjustment includes the estimated midpoint within a $8 million to $12 million range of environmental related costs for legal, consulting and other costs.

RECONCILIATION OF FISCAL 2018 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year	Adjustments (1)	As Adjusted Full-Year

Diluted earnings per share guidance	$ 2.09 - 2.13	$0.03	$ 2.12 - 2.16
(1)     Adjustment includes the estimated midpoint within a range of environmental related costs for legal, consulting and other costs and a foreign currency remeasurement gain recorded in the second quarter that is not expected to reoccur.

RECONCILIATION OF FISCAL 2018 FOURTH QUARTER REPORTED REVENUE
GUIDANCE TO ADJUSTED REVENUE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2018 Q4 Revenue Guidance	$ 575 - 586		$ 575 - 586
Fiscal 2017 Q4 Revenue	$578.6	$(20.3)	$558.3
Percentage growth (decline)	(0.6) - 1.3%		3.0 - 5.0%
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and other related costs, incremental inventory mark-downs, organizational transformation costs which include gains or losses from divestitures, a foreign currency remeasurement gain recorded in the second quarter of fiscal 2018 that is not expected to reoccur and environmental and other related costs were excluded. The Company also describes underlying revenue, which excludes the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.